UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2004

ENTERPRISE PRODUCTS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1-14323 (Commission File Number)	76-0568219 (I.R.S. Employer Identification No.)

	2727 North Loop West, Houston, Texas (Address of Principal Executive Offices)	77008-1044 (Zip Code)

Registrant’s Telephone Number, including Area Code: (713) 880-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation; Bylaws.

     Effective as of October 1, 2004, the general partner (the “General Partner”) of Enterprise Products Partners L.P. (“Enterprise”) amended and restated its Partnership Agreement (the “Partnership Agreement”) by executing the Fourth Amended and Restated Agreement of Limited Partnership of Enterprise Products Partners L.P. (the “Amended Partnership Agreement”), a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K.

     The Amended Partnership Agreement effectuated the following changes to the Partnership Agreement: (i) all previous amendments were consolidated into one document, (ii) certain provisions which are no longer applicable to Enterprise were deleted (such as those relating to the subordination period and classes of Partnership equity securities that are no longer outstanding), and (iii) certain provisions were added to evidence the separateness of Enterprise (the “Separateness Provisions”) from other persons and entities (“Persons”).

     The principal Separateness Provisions are located in new Section 2.9 of the Amended Partnership Agreement (located on pages 5-6 thereof), which is incorporated by reference herein. Such provisions require the Partnership to conduct its business and operations separate and apart from those of all other Persons (including EPCO, Inc. and its subsidiaries) and to maintain separate records, separate credit, separate names and separate formalities so that its identity will not be confused with that of any other Person.

     A new provision was added to Section 4.6(c) of the Amended Partnership Agreement (located on page 10 thereof), which is incorporated by reference herein, that prohibits the transfer by the General Partner of all or part of its General Partner while any affiliate of EPCO, Inc. owns an interest in the General Partner, unless the documents of the owners of all the General Partner Interest provide for an “Audit and Conflicts Committee to approve certain matters, the selection of “Independent Directors” as members of such Audit and Conflicts Committee and the submission of certain matters to the vote of such Audit and Conflicts Committee upon similar terms and conditions as set forth in the current limited liability company agreement of the General Partner.

     A new Section 8.3(c) of the Amended Partnership Agreement was added (on page 38 thereof), which is incorporated by reference herein, that requires that the Partnership’s financial statements contain a note indicating that the assets and liabilities of the Partnership and its subsidiaries are separate from the assets and liabilities of EPCO, Inc. and the other affiliates of the General Partner.

     A new Section 12.9 was added to the Amended Partnership Agreement (on page 47 thereof), which is incorporated by reference herein, that prohibits the General Partner from taking certain actions relating to voluntary bankruptcy filings, dissolution, liquidation, merger or consolidation without obtaining the approval of a majority of the members of the Audit and Conflicts Committee (“Special Approval”).

     The definition of “Audit and Conflicts Committee,” on page 60 of the Amended Partnership Agreement, was amended to provide that it must consist of three or more directors who meet the independence, qualification and experience requirements of the New York Stock

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Exchange and at least two of whom also meet the S&P Criteria. S&P Criteria is defined on page 69 of the Amended Partnership Agreement as a duly appointed member of the Audit and Conflicts Committee who had not been, at the time of such appointment or at any time in the preceding five years, (a) a direct or indirect legal or beneficial owner of interests in the Partnership or any of its affiliates (excluding de minimis ownership interests), (b) a creditor, supplier, employee, officer, director, family member, manager or contractor of the Partnership or its affiliates, or (c) a person who controls (whether directly, indirectly or otherwise) the Partnership or its affiliates or any creditor, supplier, employee, officer, director, manager or contractor of the Partnership or its affiliates.

     A number of other changes were made in the Amended Partnership Agreement (all of which in the aggregate are immaterial) for the purpose of updating certain information and definitions and providing consistency with the above described changes.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.	Description
3.1*	Fourth Amended and Restated Agreement of Limited Partnership of Enterprise Products Partners L.P., dated effective as of October 1, 2004.

*	Filed herewith

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.
	By:	Enterprise Products GP, LLC,
its General Partner

Date: October 6, 2004	By:	/s/ Michael J. Knesek
		Name:	Michael J. Knesek
		Title:	Vice President, Controller and Principal Accounting Officer of Enterprise Products GP, LLC

Signature Page

INDEX TO EXHIBITS

Exhibit No.	Description
3.1 *	Fourth Amended and Restated Agreement of Limited Partnership of Enterprise Products Partners L.P., dated effective as of October 1, 2004.

*	Filed herewith